Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-3 of our report dated January 11, 2007 relating to the financial statements of Nova Biosource Fuels, Inc. as of and for the period from inception (December 1, 2005) through October 31, 2006.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
 www.malone-bailey.com
 Houston, Texas

May 18, 2007

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930 | Houston, TX 77042
(713) 266-0530 – voice | (713) 266-1815 – fax | www.malone-bailey.com